Exhibit 10.1

Execution Copy

WESTERN URANIUM CORPORATION

TERM PROMISSORY NOTE

US$250,000	TORONTO, ONTARIO

DATE: September 30th 2015

1.	Promise to Pay

FOR VALUE RECEIVED the undersigned (the "Borrower") unconditionally promises to pay to The Siebels Hard Asset Fund, Ltd (the "Lender"), its successors (including any successor by reason of amalgamation) and assigns, or to its order, at its registered offices at Ugland House, South Church Street, George Town, KY1-1104, Cayman Islands (or at such other address as the Lender shall notify the Borrower), in United States Dollars , the amount of Two Hundred and Fifty Thousand Dollars (US $250,000) (the "Principal Amount") together with interest on the Principal Amount outstanding from time to time. The Principal Amount shall be due and be paid on December 15, 2015 (the "Maturity Date").

2.	Interest

The Principal Amount outstanding at any time, and from time to time, and any overdue interest, shall bear interest at the rate equal to sixteen per cent (16%) nominal before and after demand, default, and judgment. Such interest shall be calculated and compounded monthly not in advance when not in default on the last day of each month and the Maturity Date and, after default, payable on demand.

3.	Prepayment

When not in default under this Note, the Borrower shall be entitled to prepay all or any portion of the Principal Amount outstanding without notice, bonus or penalty.

4.	Application of Payments

Any payments in respect of amounts due under this Note shall be applied first in satisfaction of any accrued and unpaid interest, and then to the Principal Amount outstanding.

5.	Waiver by the Borrower

The Borrower waives demand, presentment for payment, notice of non-payment, notice of dishonour, notice of acceleration, and notice of protest of this Note. The Borrower also waives the benefit of any days of grace, the right to assert in any action or proceeding with regard to this Note any setoffs or counterclaims which the Borrower may have against the Lender.

6.	No Waiver by the Lender

Neither the extension of time for making any payment which is due and payable under this Note at any time or times, nor the failure, delay, or omission of the Lender to exercise or enforce any of its rights or remedies under this Note, shall constitute a waiver by the Lender of its right to enforce any such rights and remedies subsequently. The single or partial exercise of any such right or remedy shall not preclude the Lender's further exercise of such right or remedy or any other right or remedy.

7.	Security

This Note is secured by, inter alia, debenture agreement of the Borrower in favour of the Lender, dated as of the date hereof, constituting a first-ranking charge on all the Collateral as defined in the general security agreement of the Borrower dated as of the date hereof.

8.	Governing Law and Successors

This Note is made under and shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable in the Province of Ontario, and shall enure to the benefit of the Lender and its successors and assigns, and shall be binding on the Borrower and its successors and permitted assigns.

WESTERN URANIUM CORPORATION

By:	/s/ George E. Glasier
Name:	George E. Glasier
Title:	President & CEO

THE SIEBELS HARD ASSET FUND, LTD.

By:	/s/ Joseph Byrne
Name:	Joseph Byrne
Title:	COO

The Siebels Hard Asset Fund, Ltd

Ugland House, South Church Street

George Town, KY1-1104 Cayman Islands

December 16, 2015

Western Uranium Corporation

401 Bay Street, Suite 2702

Toronto, Ontario M5H 2Y4

Canada

Gentlemen,

The Siebels Hard Asset Fund, Ltd (“SHAF”), has been assigned a certain Promissory Note between SHAF and Western Uranium Corporation (“WUC”). WUC has requested that the repayment of US$250,000 in principal and $8,422.52 in interest due December 15, 2015 (“Effective Date”) together the ‘Extended Amount’) be extended until June 16, 2016 (“Maturity Date”).

As at the Effective Date, a total balance due of $258,422.52 (Two Hundred Fifty-Eighty Thousand Four Hundred Twenty-two and Fifty-Two Cents) is payable by WUC to SHAF being US$250,000 in principal and $ 8,333.33 in interest.

In consideration for such extension of the repayment of the Extended Amount WUC will pay interest on the extended Amount at rate of 18% per annum from the Effective Date until the Maturity Date.

Please acknowledge your concurrences with this arrangement.

Sincerely,

/s/ Christopher Rogers
Christopher Rogers

ACKNOWLEDGED THIS 16th DAY OF December 2015

WESTERN URANIUM CORPORATION

BY	/s/ Michael Skutezky
Michael Skutezky Chairman